UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 15, 2006

AMES TRUE TEMPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400
(State or Other Jurisdiction of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

465 Railroad Avenue, Camp Hill,
Pennsylvania 17011

(Address of Principal Executive
Offices, including Zip Code)

(717) 737-1500

(Registrant’s telephone number,
including area code)

N/A
(Former name or former address, if changed since last report)

Item 1.01    Entry into a Material Definitive Agreement

On May 15, 2006, Ames True Temper, Inc. (the ‘‘Company’’) entered into a three-year automatically renewable employment agreement (the ‘‘Employment Agreement’’) with David M. Nuti, effective May 5, 2006. Pursuant to the Employment Agreement, Mr. Nuti will receive a base salary of $230,000 and will be eligible to receive a discretionary bonus. Mr. Nuti will also enter into subscription agreements with CHATT Holdings LLC, an indirect parent of the Company, to acquire an equity interest in CHATT Holdings LLC. If the Company terminates Mr. Nuti's employment without Due Cause or if Mr. Nuti terminates his employment for Good Reason, as such terms are defined in the Employment Agreement, the Company will, subject to certain conditions, be required to pay Mr. Nuti severance in an amount equal to his base salary and benefits for twelve months following termination, payable at regular payroll intervals. The Employment Agreement also requires Mr. Nuti to enter into a Confidentiality, Inventions, Non-Competition and Non-Solicitation Agreement, which is applicable during the term of Mr. Nuti's employment and for two years after the termination of his employment for any reason.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMES TRUE TEMPER, INC. (Registrant)

Date:    May 19, 2006

By: /s/ Richard C. Dell Richard C. Dell (Principal Executive Officer)